Exhibit 99.1
FCB Financial Holdings, Inc. Surpasses $10 Billion in Assets and Reports Third Quarter 2017 Financial Results
Weston, Fla. - FCB Financial Holdings, Inc. (NYSE:FCB) (the "Company") today reported third quarter 2017 net income of $32.2 million, or $0.70 per share on a fully diluted basis, and adjusted net income of $34.2 million, or $0.74 per share on a fully diluted basis. Net income rose 23% year-over-year and net income per diluted share rose 15%. Adjusted net income rose 35% year-over-year and adjusted net income per diluted share rose 26%. This resulted in a ROA of 128 basis points and an adjusted ROA of 136 basis points.

•	Fully tax equivalent net revenue of $86.5 million;

•	Reported and Adjusted EPS of $0.70 and $0.74 per share, respectively, on a fully diluted basis;

•	New loan portfolio grew sequentially at an annualized rate of 19% when excluding the impact of mortgage sales;

•	New loan fundings of $484.8 million during the quarter and mortgage portfolio sales of $68.4 million;

•	Demand deposits grew by $221.5 million, or 39% annualized, during the quarter;

•	Reported and Adjusted Efficiency ratio of 41.5% and 40.6%, respectively;

•	Reported and Adjusted ROA of 128 and 136 basis points, respectively; and

•	Tangible book value per share was $24.49.
The Company views certain non-operating items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as adjustments to net income. Non-operating adjustments for the third quarter of 2017 include $51 thousand of stay bonus and severance expense, $125 thousand of other operating expense, including $115 thousand of Hurricane Irma related expenses, and $690 thousand gain on sale of investment securities. Additionally, the Company expects its 2017 annual GAAP tax rate to be between 20-25% due to the accounting impact of option and warrant exercises in concordance with ASU 2016-09 which was effective January 1, 2017.
The reconciliation of non-GAAP measures (including adjusted net income, adjusted efficiency ratio, adjusted ROA, tangible book value and tangible book value per share), which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.
Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “The third quarter was a milestone quarter for FCB, as we surpassed $10 billion in assets, executed a best in class hurricane response effort and continued our organic momentum with over $410 million of deposit growth and over $480 million of organic loan fundings. Our organic growth and community centric approach continues to differentiate us in the market as we solidify our position as Florida’s largest community banking company.”
Loan Portfolio and Composition
During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $246.8 million to $7.5 billion as of September 30, 2017, an increase of 3% from $7.3 billion as of June 30, 2017, and 20% from $6.3 billion as of September 30, 2016.
The Bank’s new loan portfolio totaled $7.2 billion as of September 30, 2017, an increase of 4% from $6.9 billion as of June 30, 2017 and 23% from $5.8 billion as of September 30, 2016. Loan growth during the quarter was a result of $484.8 million of organic new loan fundings, consisting of $260.9 million of commercial and industrial, $115.5 million of commercial real estate and $108.4 million of residential and consumer. Additionally, during the quarter the Company sold $68.4 million of residential loans. As of September 30, 2017, new loans made up 96% of the total loan portfolio as compared to 95% and 93% as of June 30, 2017 and September 30, 2016, respectively.

The Bank’s acquired loan portfolio totaled $333.7 million as of September 30, 2017, a decrease of 5% from $351.0 million as of June 30, 2017 and a decrease of 23% from $431.7 million as of September 30, 2016. The decrease in the current quarter was driven by the resolution of $6.0 million of loans as well as scheduled loan amortization. As of September 30, 2017, acquired loans made up 4% of our total loan portfolio as compared to 5% and 7% as of June 30, 2017 and September 30, 2016, respectively.
Asset Quality
The provision for loan losses of $2.9 million recorded for the third quarter of 2017 includes a $3.3 million provision for new loans and net recoupment of valuation allowance of $0.4 million for the acquired loan portfolio. The provision for new loans includes an unallocated reserve of $1.5 million related to uncertainty surrounding potential credit and borrower recovery impact due to Hurricane Irma. The provision for new loans served to increase the related allowance to $40.9 million, or 0.57% of the $7.2 billion in new loans outstanding. The nonperforming new loan ratio as of September 30, 2017 was 0.05%.
Deposits and Borrowings
Deposits totaled $8.1 billion as of September 30, 2017, an increase of 5% from $7.7 billion as of June 30, 2017 and an increase of 17% from $6.9 billion as of September 30, 2016. During the third quarter of 2017, demand deposits increased by $221.5 million, or 10%, from June 30, 2017 and increased by $738.1 million, or 43%, from September 30, 2016. Demand deposits represent 31% of total deposits as of September 30, 2017 as compared to 29% and 25% as of June 30, 2017 and September 30, 2016, respectively. The cost of deposits was 88 basis points for the quarter, representing a 6 basis points increase from the second quarter of 2017 and a 17 basis points increase from the third quarter of 2016. The primary driver of the increase over the periods is attributable to the Federal Reserve rate hikes in December 2016, March 2017 and June 2017.
Net Interest Margin and Net Interest Income
The net interest margin for the third quarter of 2017 was 3.17%, an increase of one basis point from the second quarter of 2017 and a decrease of 27 basis points from the third quarter of 2016. The increase from the second quarter of 2017 was due primarily to the 9 basis point increase in new loan yields.
Net interest income totaled $75.8 million in the third quarter of 2017, an increase of 5% from $71.9 million in the second quarter of 2017 and an increase of 13% from $67.3 million in the third quarter of 2016. Interest income totaled $96.8 million for the third quarter of 2017, an increase of 7% from $90.6 million in the second quarter of 2017 and an increase of 20% from $80.8 million in the third quarter of 2016. Interest income from new loans increased by $5.1 million, or 8%, from the second quarter of 2017 due to yield expansion and continued growth in the new loan portfolio. Interest income on acquired loans decreased by $0.2 million, or 3%, from the second quarter due to balance runoff and a reduction in loan resolutions. Interest expense was $21.0 million for the third quarter of 2017, an increase of 13% from $18.7 million in the second quarter of 2017 and an increase of 56% from $13.5 million in the third quarter of 2016. The increase from the second quarter of 2017 was a result of an 8 basis point increase on cost of interest-bearing liabilities associated with increased time deposit duration as well as the impact of the March 2017 and June 2017 Federal Reserve rate hikes on deposit costs.
Noninterest Income and Noninterest Expense
Noninterest income totaled $8.4 million for the third quarter of 2017 as compared to $8.9 million for the second quarter of 2017 and $8.1 million for the third quarter of 2016. The primary components of noninterest income for the quarter were loan and other fees, bank-owned life insurance income and other noninterest income of $2.8 million, $1.4 million and $2.2 million, respectively.
Noninterest expense totaled $35.2 million for the third quarter of 2017, in line with $35.3 million in the second quarter of 2017 and an increase of 7% from $33.0 million in the third quarter of 2016. For the quarter, the Company recorded non-operating expenses of $176 thousand consisting of $51 thousand of stay bonus and severance expense and $125 thousand of other operating expense, including $115 thousand of Hurricane Irma related expenses.

Financial Position
Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.6%, 10.6% and 12.7% for the third quarter of 2017 respectively, compared to 10.5%, 10.6% and 12.9% for the second quarter of 2017, respectively. Stockholders’ equity totaled $1.16 billion as of September 30, 2017, an increase of 3.5% from $1.12 billion as of June 30, 2017 due to net income of $32.2 million and $8.1 million of additional paid-in capital partially offset by a decrease in accumulated other comprehensive income of $1.5 million. The Company did not repurchase common stock during the quarter. Tangible book value per common share is $24.49 as of September 30, 2017.
Conference Call
The Company will host a conference call today, Tuesday, October 24, 2017 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company's website, www.floridacommunitybank.com, by navigating to Investor Relations.
The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.
A telephonic replay of the conference call will be available through November 24, 2017, by dialing (877) 344-7529 and entering pass code 10112299.
The live broadcast of the conference call will also be available online at the Company's website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.
Forward-Looking Statements
This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures
Adjusted net income, adjusted efficiency ratio, adjusted return-on-assets ("adjusted ROA"), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures - net income in the case of adjusted net income and adjusted ROA, total net interest income, total noninterest income and total noninterest expense in the case of adjusted efficiency ratio, and total shareholders' equity in the case of tangible book value and tangible book value per share - appears in tabular form at the end of this release. The Company believes each of adjusted net income, adjusted efficiency ratio, and adjusted ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company's competitors. Neither Adjusted net income nor Adjusted ROA should be viewed as a substitute for net income, nor should Adjusted efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders' equity.
These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
About FCB Financial Holdings, Inc.
FCB Financial Holdings, Inc. (NYSE: FCB) is the largest community banking company and the second largest Florida-based independent bank, and among the most highly capitalized banks in the state. Awarded a five-star rating from Bauer Financial™, FCB assets are more than $10 billion, with capital ratios that exceed regulatory standards. Since its founding in 2010, FCB has been steadfast in its commitment to delivering personalized service, innovation, and products and services equal to those offered by the national banks. Similarly, FCB recognizes the importance of community, fostering a corporate culture that promotes employee volunteerism at all levels, while supporting community-based programs and partnerships that help promote greater financial independence and improved quality of life for families. FCB serves individuals, businesses and communities across the state with 46 full-service banking centers from east to west, and from Daytona Beach to Miami-Dade. For more information, visit FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$76,465	$71,516	$66,589	$68,583	$65,748
Interest and dividends on investment securities	20,215	18,921	18,561	16,907	14,955
Other interest income	136	136	72	90	97
Total interest income	96,816	90,573	85,222	85,580	80,800
Interest expense:
Interest on deposits	17,134	15,625	13,518	12,960	11,736
Interest on borrowings	3,901	3,061	2,034	1,554	1,786
Total interest expense	21,035	18,686	15,552	14,514	13,522
Net interest income	75,781	71,887	69,670	71,066	67,278
Provision for loan losses	2,871	2,115	1,643	2,249	1,990
Net interest income after provision for loan losses	72,910	69,772	68,027	68,817	65,288
Noninterest income:
Service charges and fees	941	902	915	935	884
Loan and other fees	2,831	3,048	2,495	2,488	2,145
Bank-owned life insurance income	1,422	1,414	1,414	1,333	1,288
Income from resolution of acquired assets	466	320	762	1,135	1,052
Gain (loss) on sales of other real estate owned	(143)	(23)	45	209	925
Gain (loss) on investment securities	690	255	777	800	749
Other noninterest income	2,218	2,957	3,579	1,019	1,099
Total noninterest income	8,425	8,873	9,987	7,919	8,142
Noninterest expense:
Salaries and employee benefits	20,860	21,486	20,497	19,261	18,711
Occupancy and equipment expenses	3,283	3,336	3,397	3,505	3,480
Loan and other real estate related expenses	837	1,188	1,227	1,467	1,834
Professional services	1,390	1,508	1,352	1,585	1,180
Data processing and network	3,397	3,090	2,965	2,920	2,882
Regulatory assessments and insurance	2,330	2,184	2,177	2,055	1,860
Amortization of intangibles	256	256	256	256	257
Marketing and promotions	1,130	947	1,346	730	956
Other operating expenses	1,756	1,257	1,867	1,867	1,876
Total noninterest expense	35,239	35,252	35,084	33,646	33,036
Income before income tax expense	46,096	43,393	42,930	43,090	40,394
Income tax expense	13,936	8,312	3,941	15,194	14,330
Net income	$32,160	$35,081	$38,989	$27,896	$26,064
Earnings per share:
Basic	$0.74	$0.82	$0.93	$0.68	$0.64
Diluted	$0.70	$0.76	$0.86	$0.64	$0.60
Weighted average shares outstanding:
Basic	43,333,947	42,659,101	41,730,610	40,911,326	40,608,706
Diluted	46,189,468	46,042,552	45,573,213	43,728,282	43,150,813

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Assets:
Cash and due from banks	$62,695	$62,578	$70,908	$52,903	$67,324
Interest-earning deposits in other banks	49,732	37,424	62,929	30,973	20,010
Investment securities:
Available for sale securities, at fair value	2,102,711	2,046,488	1,976,252	1,876,434	1,672,089
Federal Home Loan Bank and other bank stock, at cost	61,838	68,372	55,652	51,656	43,486
Total investment securities	2,164,549	2,114,860	2,031,904	1,928,090	1,715,575
Loans held for sale	13,503	24,145	21,251	20,220	15,748
Loans:
New loans	7,164,480	6,900,380	6,552,214	6,259,406	5,837,759
Acquired loans	333,725	351,021	366,156	375,488	431,734
Allowance for loan losses	(44,291)	(41,334)	(39,431)	(37,897)	(35,785)
Loans, net	7,453,914	7,210,067	6,878,939	6,596,997	6,233,708
Premises and equipment, net	35,741	36,111	36,278	36,652	38,112
Other real estate owned	17,599	18,540	18,761	19,228	25,654
Goodwill and other intangible assets	85,127	85,383	85,639	85,895	86,151
Deferred tax assets, net	51,521	50,612	56,178	61,391	59,081
Bank-owned life insurance	199,672	198,250	198,089	198,438	172,105
Other assets	95,279	63,422	72,346	59,347	97,684
Total assets	$10,229,332	$9,901,392	$9,533,222	$9,090,134	$8,531,152
Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$1,242,562	$1,135,922	$1,069,745	$905,905	$830,910
Interest-bearing	4,486,085	4,489,554	4,571,833	4,183,972	3,794,215
Total transaction accounts	5,728,647	5,625,476	5,641,578	5,089,877	4,625,125
Time deposits	2,377,446	2,069,714	2,032,793	2,215,794	2,292,438
Total deposits	8,106,093	7,695,190	7,674,371	7,305,671	6,917,563
Borrowings	874,222	1,019,494	739,519	751,103	568,175
Other liabilities	92,944	69,430	64,085	50,919	79,329
Total liabilities	9,073,259	8,784,114	8,477,975	8,107,693	7,565,067

Stockholders’ Equity:
Class A common stock	46	46	45	44	41
Class B common stock	—	—	—	—	3
Additional paid-in capital	924,462	916,360	898,394	875,314	866,673
Retained earnings	294,681	262,521	227,440	188,451	160,555
Accumulated other comprehensive income (loss)	14,257	15,724	6,741	(3,995)	16,186
Treasury stock, at cost	(77,373)	(77,373)	(77,373)	(77,373)	(77,373)
Total stockholders’ equity	1,156,073	1,117,278	1,055,247	982,441	966,085
Total liabilities and stockholders’ equity	$10,229,332	$9,901,392	$9,533,222	$9,090,134	$8,531,152

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Key Metrics
(Unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Performance Ratios:
Interest rate spread	2.90%	2.92%	3.03%	3.22%	3.26%
Net interest margin	3.17%	3.16%	3.24%	3.41%	3.44%
Return on average assets	1.28%	1.47%	1.72%	1.26%	1.25%
Return on average equity	11.21%	12.95%	15.58%	11.36%	10.96%
Efficiency ratio (company level)	41.54%	43.33%	43.72%	42.27%	43.46%
Average interest-earning assets to average interest bearing liabilities	124.57%	123.38%	121.19%	120.75%	120.89%
Loans receivable to deposits	92.50%	94.23%	90.15%	90.82%	90.63%
Yield on interest-earning assets	3.99%	3.93%	3.90%	4.06%	4.09%
Cost of interest-bearing liabilities	1.09%	1.01%	0.87%	0.84%	0.83%
Asset and Credit Quality Ratios - Total loans:
Nonperforming loans to loans receivable	0.28%	0.22%	0.24%	0.39%	0.27%
Nonperforming assets to total assets	0.38%	0.35%	0.37%	0.50%	0.50%
ALL to nonperforming assets	114.60%	120.11%	111.81%	84.08%	83.92%
ALL to total gross loans	0.59%	0.57%	0.57%	0.57%	0.57%
Asset and Credit Quality Ratios - New Loans:
Nonperforming new loans to new loans receivable	0.05%	0.02%	0.02%	0.04%	0.01%
New loan ALL to total gross new loans	0.57%	0.55%	0.54%	0.54%	0.52%
Asset and Credit Quality Ratios - Acquired Loans:
Nonperforming acquired loans to acquired loans receivable	5.23%	4.05%	4.15%	6.18%	3.76%
Acquired loan ALL to total gross acquired loans	1.01%	1.06%	1.11%	1.16%	1.22%
Capital Ratios (Company):
Average equity to average total assets	11.4%	11.3%	11.0%	11.1%	11.4%
Tangible average equity to tangible average assets	10.6%	10.5%	10.2%	10.2%	10.5%
Tangible common equity ratio (1)	10.6%	10.5%	10.3%	10.0%	10.4%
Tier 1 leverage ratio	10.6%	10.6%	10.5%	10.3%	10.3%
Tier 1 risk-based capital ratio	12.2%	12.3%	12.2%	11.9%	11.8%
Total risk-based capital ratio	12.7%	12.9%	12.8%	12.5%	12.0%
Capital Ratios (Bank):
Average equity to average total assets	10.2%	10.1%	10.0%	10.2%	10.6%
Tangible common equity ratio	9.3%	9.3%	9.1%	9.0%	9.5%
Tier 1 leverage ratio	9.4%	9.3%	9.3%	9.3%	9.6%
Tier 1 risk-based capital ratio	10.8%	10.9%	10.9%	10.9%	11.1%
Total risk-based capital ratio	11.4%	11.4%	11.5%	11.4%	11.5%

(1) See Reconciliation of Non-GAAP Financial Measures - Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Loan Composition
(Unaudited)

	As of
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
New Loans:
Commercial real estate	$1,934,246	$1,811,977	$1,703,790	$1,438,427	$1,272,150
Owner-occupied commercial real estate	933,439	856,050	790,062	769,814	596,131
1-4 single family residential	2,126,006	2,133,883	2,084,966	2,012,856	1,982,340
Construction, land and development	682,354	706,866	627,894	651,253	639,626
Home equity loans and lines of credit	52,945	47,686	50,815	49,819	47,508
Total real estate loans	$5,728,990	$5,556,462	$5,257,527	$4,922,169	$4,537,755
Commercial and industrial	1,431,445	1,339,591	1,290,456	1,332,869	1,295,324
Consumer	4,045	4,327	4,231	4,368	4,680
Total new loans	$7,164,480	$6,900,380	$6,552,214	$6,259,406	$5,837,759

Acquired ASC 310-30 Loans:
Commercial real estate	$111,416	$120,781	$129,317	$130,628	$160,219
1-4 single family residential	28,044	28,792	30,115	31,476	34,329
Construction, land and development	13,791	15,060	15,912	17,657	25,156
Total real estate loans	$153,251	$164,633	$175,344	$179,761	$219,704
Commercial and industrial	13,145	13,612	14,234	15,147	21,985
Consumer	1,447	1,478	1,554	1,681	2,074
Total Acquired ASC 310-30 Loans	$167,843	$179,723	$191,132	$196,589	$243,763

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$37,896	$38,043	$38,352	$38,786	$39,769
Owner-occupied commercial real estate	18,097	18,266	18,465	18,477	20,042
1-4 single family residential	60,374	62,485	64,669	66,854	71,302
Construction, land and development	5,890	5,890	5,890	6,338	6,338
Home equity loans and lines of credit	38,007	40,809	41,835	42,295	43,096
Total real estate loans	$160,264	$165,493	$169,211	$172,750	$180,547
Commercial and industrial	5,284	5,499	5,487	5,815	7,001
Consumer	334	306	326	334	423
Total Acquired Non-ASC 310-30 Loans	$165,882	$171,298	$175,024	$178,899	$187,971
Total loans	$7,498,205	$7,251,401	$6,918,370	$6,634,894	$6,269,493

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Deposit Composition
(Unaudited)

	As of
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Noninterest-bearing demand deposits	$1,242,562	$1,135,922	$1,069,745	$905,905	$830,910
Interest-bearing demand deposits	1,232,116	1,117,280	1,057,539	1,004,452	905,687
Interest-bearing NOW accounts	368,796	401,845	422,329	398,823	420,207
Savings and money market accounts	2,885,173	2,970,429	3,091,965	2,780,697	2,468,321
Time deposits	2,377,446	2,069,714	2,032,793	2,215,794	2,292,438
Total deposits	$8,106,093	$7,695,190	$7,674,371	$7,305,671	$6,917,563

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended
	September 30, 2017			June 30, 2017
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$39,646	$136	1.36%	$51,078	$136	1.07%
New loans (4)	6,982,158	69,709	3.91%	6,695,380	64,575	3.82%
Acquired loans (4)(5)	341,056	6,756	7.92%	355,721	6,941	7.80%
Investment securities	2,134,162	20,215	3.71%	2,025,060	18,921	3.70%
Total interest-earning assets	$9,497,022	$96,816	3.99%	$9,127,239	$90,573	3.93%
Non-earning assets:
Noninterest-earning assets	473,981			475,115
Total assets	$9,971,003			$9,602,354
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,147,669	$2,694	0.93%	$1,073,823	$2,289	0.85%
Interest-bearing NOW accounts	398,322	763	0.76%	419,774	637	0.61%
Savings and money market accounts	2,885,716	6,901	0.95%	3,071,859	6,857	0.90%
Time deposits (6)	2,161,905	6,776	1.24%	2,007,097	5,842	1.17%
FHLB advances and other borrowings (6)	1,030,437	3,901	1.48%	825,154	3,061	1.47%
Total interest-bearing liabilities	$7,624,049	$21,035	1.09%	$7,397,707	$18,686	1.01%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,149,981			$1,070,311
Other liabilities	59,139			47,782
Stockholders’ equity	1,137,834			1,086,554
Total liabilities and stockholders’ equity	$9,971,003			$9,602,354
Net interest income		$75,781			$71,887
Net interest spread			2.90%			2.92%
Net interest margin			3.17%			3.16%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Quarterly Average Balances and Yields
(Unaudited)

	Three Months Ended September 30,
	2017			2016
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$39,646	$136	1.36%	$71,489	$97	0.53%
New loans (4)	6,982,158	69,709	3.91%	5,595,402	49,831	3.48%
Acquired loans (4)(5)	341,056	6,756	7.92%	447,232	15,917	14.24%
Investment securities	2,134,162	20,215	3.71%	1,643,102	14,955	3.56%
Total interest-earning assets	$9,497,022	$96,816	3.99%	$7,757,225	$80,800	4.09%
Non-earning assets:
Noninterest-earning assets	473,981			490,465
Total assets	$9,971,003			$8,247,690
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,147,669	$2,694	0.93%	$761,462	$1,053	0.55%
Interest-bearing NOW accounts	398,322	763	0.76%	421,050	386	0.36%
Savings and money market accounts	2,885,716	6,901	0.95%	2,375,041	3,932	0.66%
Time deposits (6)	2,161,905	6,776	1.24%	2,167,355	6,365	1.17%
FHLB advances and other borrowings (6)	1,030,437	3,901	1.48%	691,901	1,786	1.01%
Total interest-bearing liabilities	$7,624,049	$21,035	1.09%	$6,416,809	$13,522	0.83%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,149,981			$810,374
Other liabilities	59,139			77,339
Stockholders’ equity	1,137,834			943,168
Total liabilities and stockholders’ equity	$9,971,003			$8,247,690
Net interest income		$75,781			$67,278
Net interest spread			2.90%			3.26%
Net interest margin			3.17%			3.44%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

	Year to date September 30,
	2017			2016
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$41,592	$344	1.11%	$83,538	$259	0.41%
New loans (4)	6,675,685	192,975	3.81%	5,231,893	138,617	3.49%
Acquired loans (4)(5)	354,928	21,595	8.11%	503,869	51,061	13.51%
Investment securities	2,048,977	57,697	3.71%	1,604,283	43,799	3.60%
Total interest-earning assets	$9,121,182	$272,611	3.95%	$7,423,583	$233,736	4.16%
Non-earning assets:
Noninterest-earning assets	471,602			479,290
Total assets	$9,592,784			$7,902,873
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,078,718	$6,694	0.83%	$689,790	$2,680	0.52%
Interest-bearing NOW accounts	407,504	1,874	0.61%	421,765	1,191	0.38%
Savings and money market accounts	2,916,855	18,874	0.87%	2,214,231	10,193	0.62%
Time deposits (6)	2,106,550	18,835	1.20%	2,014,943	17,305	1.15%
FHLB advances and other borrowings (6)	900,523	8,996	1.32%	862,418	5,717	0.87%
Total interest-bearing liabilities	$7,410,150	$55,273	1.00%	$6,203,147	$37,086	0.80%
Noninterest-bearing liabilities and stockholders’ equity:
Noninterest-bearing demand deposits	$1,056,011			$725,141
Other liabilities	46,430			66,021
Stockholders’ equity	1,080,193			908,564
Total liabilities and stockholders’ equity	$9,592,784			$7,902,873
Net interest income		$217,338			$196,650
Net interest spread			2.95%			3.36%
Net interest margin			3.19%			3.54%

(1) Average balances presented are derived from daily average balances.
(2) Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3) Average rates are presented on an annualized basis.
(4) Includes loans on non-accrual status.
(5) Net of allowance for loan losses.
(6) Interest expense includes the impact from premium amortization.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Adjusted Net Income
(Unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Net Income	$32,160	$35,081	$38,989	$27,896	$26,064
Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	690	255	777	800	749
Noninterest expenses
Salaries and employee benefits	51	223	56	132	72
Occupancy and equipment	—	—	—	43	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	125	21	12	66	7
Taxes
Tax Effect of adjustments (1)	2,541	(2,534)	(9,147)	(160)	(10)
Adjusted Net Income	$34,187	$32,536	$29,133	$27,177	$25,384

Average assets	$9,971,003	$9,602,354	$9,196,483	$8,764,938	$8,247,690
ROA (2)	1.28%	1.47%	1.72%	1.26%	1.25%
Adjusted ROA (3)	1.36%	1.36%	1.28%	1.23%	1.22%

(1) Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items. Adjusted tax rate of 36% in 2016 and 20-25% in 2017.
(2) Return on assets: Annualized net income / average assets
(3) Adjusted return on assets: Annualized adjusted net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Adjusted Efficiency Ratio
(Unaudited)

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Reported: Net interest income	$75,781	$71,887	$69,670	$71,066	$67,278
FTE adjustment	1,357	1,348	1,288	1,132	989
Adjusted net interest income	$77,138	$73,235	$70,958	$72,198	$68,267

Reported: Noninterest income	$8,425	$8,873	$9,987	$7,919	$8,142
FTE adjustment	894	904	904	852	824
Less: Gain (loss) on investment securities	690	255	777	800	749
Adjusted noninterest income	$8,629	$9,522	$10,114	$7,971	$8,217
Reported: Noninterest expense	$35,239	$35,252	$35,084	$33,646	$33,036
Less:
Salaries and employee benefits	51	223	56	132	72
Occupancy and equipment	—	—	—	43	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	125	21	12	66	7
Adjusted noninterest expense	$35,063	$35,008	$35,016	$33,405	$32,957
Efficiency ratio (1)	41.54%	43.33%	43.72%	42.27%	43.46%
Adjusted efficiency ratio (2)	40.58%	41.99%	42.88%	41.35%	42.75%

(1) Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2) Adjusted efficiency ratio: Adjusted noninterest expense less amortization of intangibles / (adjusted noninterest income + adjusted net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures - Tangible Book Value Per Share
(Unaudited)

	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands, except share and per share data)
Total assets	$10,229,332	$9,901,392	$9,533,222	$9,090,134	$8,531,152
Less:
Goodwill and other intangible assets	85,127	85,383	85,639	85,895	86,151
Tangible assets	$10,144,205	$9,816,009	$9,447,583	$9,004,239	$8,445,001
Total stockholders’ equity	$1,156,073	$1,117,278	$1,055,247	$982,441	$966,085
Less:
Goodwill and other intangible assets	85,127	85,383	85,639	85,895	86,151
Tangible stockholders’ equity	$1,070,946	$1,031,895	$969,608	$896,546	$879,934
Shares outstanding	43,728,302	43,208,418	42,432,062	41,157,571	40,912,571
Tangible book value per share	$24.49	$23.88	$22.85	$21.78	$21.51
Average assets	$9,971,003	$9,602,354	$9,196,483	$8,764,938	$8,247,690
Average equity	$1,137,834	$1,086,554	$1,014,839	$974,544	$943,168
Average goodwill and other intangible assets	$85,257	$85,511	$85,766	$86,029	$86,276
Tangible average equity to tangible average assets	10.6%	10.5%	10.2%	10.2%	10.5%
Tangible common equity ratio	10.6%	10.5%	10.3%	10.0%	10.4%

For questions please contact:
Matthew Paluch
305-668-5420
IR@fcb1923.com